Exhibit 99.1

Markforged Announces Director and Co-Founder Greg Mark to Depart

WATERTOWN, Mass., December 30, 2021—Markforged Holding Corporation (NYSE: MKFG), creator of the integrated metal and carbon fiber additive manufacturing platform, The Digital Forge, today announced that Greg Mark has resigned his positions as member of the Board of Directors and as an employee. Mr. Mark’s resignation became effective December 29, 2021.

“We are extremely grateful for Greg’s significant contributions to Markforged since founding the company in 2013,” said Shai Terem, President and CEO at Markforged. “Greg established a truly innovative company with revolutionary technology that will continue to thrive as we pursue our mission to reinvent manufacturing and enable our manufacturing customers to move to robust production at the point of need. We wish Greg success in his future endeavors.”

About Markforged

Markforged (NYSE: MKFG) is reimagining how humans build everything by leading a technology-driven transformation of manufacturing with solutions for enterprises and societies throughout the world. The Markforged Digital Forge brings the power and speed of agile software development to industrial manufacturing, combining hardware, software, and materials to solve supply chain problems right at the point-of-need. Engineers, designers, and manufacturing professionals all over the world rely on Markforged metal and composite printers for tooling, fixtures, functional prototyping, and high-value end-use production. Markforged is headquartered in Watertown, Mass., where it designs its products with over 350 employees worldwide. To learn more, visit www.markforged.com.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding demand for Markforged product and services. Markforged cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, general economic, political and business conditions and other factors discussed under the header “Risk Factors” in the in Markforged’s most recent registration statement on Form S-1, Markforged’s most recent periodic report on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”). Markforged assumes no obligation to update these forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Contacts

Markforged

Media

Paulina Bucko, Head of Communications

paulina.bucko@markforged.com

Investors

investors@markforged.com